FOR IMMEDIATE RELEASE

Contact:
Mark C. Layton	Todd Fromer / Garth Russell
Senior Partner and Chief Executive Officer	Investor Relations
Or Thomas J. Madden	KCSA Worldwide
Senior Partner and Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com
PFSweb Reports Fiscal 2006 Full Year Results
and Financial Guidance For Fiscal 2007

Service Fee revenue increased 25% in the fourth quarter of 2006
Company Targeting Adjusted EBITDA of $8 — $10 million for Fiscal 2007
PLANO, Texas, April 2, 2007 — PFSweb, Inc. (Nasdaq:PFSW), a global provider of business process outsourcing (“BPO”) solutions for both online and traditional commerce, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2006.
“2006 was a major year of strategic evolution and transition for PFSweb,” stated Mark Layton, Chairman and Chief Executive Officer of PFSweb. “We entered the year with a clear strategy for achieving certain milestones and invigorating a new sense of excitement and growth objectives throughout the company. During this period we exceeded our internal goals for our Service Fee and Supplies Distributors businesses. For our eCOST.com business, while we encountered several unexpected roadblocks along the way, we accomplished our target of substantially completing our integration related work and are now operating on a stable platform with improved financial results for the December quarter. I look forward to carrying the momentum we have generated into 2007 and taking PFSweb to the next phase of our growth strategy while driving improved overall financial performance.”
Summary of consolidated results for the fourth quarter:
•	Total reported revenue for the period was $109.0 million, compared to $83.4 million for the fourth quarter of 2005

•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) was $0.9 million versus $2.7 million for the same period last year
o	Excluding eCOST.com, PFSweb’s Adjusted EBITDA was $2.5 million
•	Net loss was $6.5 million, or $0.13 per basic and diluted share, compared to net income of $0.5 million, or $0.02 per basic and diluted share, for the fourth quarter of fiscal 2005
o	Excluding eCOST.com’s results, which includes a goodwill charge, PFSweb’s net loss was $0.7 million
•	Merchandise sales (as defined) totaled approximately $789 million for the fourth quarter of 2006

Summary of consolidated results for fiscal 2006:
Please note that 2006 consolidated results only include eCOST.com financial results for the eleven month period from the date of the merger closing, February 1, 2006, through December 31, 2006. Also, the comparable period, fiscal 2005, does not contain financial results for eCOST.com.
•	Total reported revenue for the period was $423.3 million, compared to $331.7 million for 2005

•	Adjusted EBITDA was $2.5 million compared to $9.5 million for 2005
o	Excluding eCOST.com’s operations, Adjusted EBITDA was $12.2 million for 2006
•	Income from Operations decreased to $(11.3) million from $2.0 million for 2005
o	Excluding eCOST.com’s operations, Income from Operations was $4.9 million for 2006
•	Net loss was $14.5 million, or $0.34 per basic and diluted share, compared to a net loss of $0.7 million, or $0.03 per basic and diluted share, for 2005
o	Excluding eCOST.com’s operations, net income was $1.6 million in 2006
•	Merchandise sales increased 22% to approximately $2.7 billion

•	Total cash, cash equivalents and restricted cash totaled $17.7 million as of December 31, 2006
Service Fee Business:
For the fourth quarter of 2006, Service Fee revenue was $19.4 million, an increase of 25%, compared with $15.5 million in 2005. This increase in revenue is attributable to a combination of organic client growth and project work from existing clients, as well as fees related to new client growth that occurred in the fourth quarter of 2006. The Service Fee business reported Adjusted EBITDA of $1.2 million for the fourth quarter of 2006, compared to $0.6 million for the same period last year.
For the year ended December 31, 2006, the Service fee revenue was $67.1 million, an increase of 10%, compared to $60.8 million for 2005. The Service Fee business reported Adjusted EBITDA of $4.6 million for 2006, compared to $2.2 million for 2005.
Supplies Distributors Business:
For the fourth quarter of 2006, Supplies Distributors revenue was $59.8 million, compared to $63.6 million for the same period last year. Supplies Distributors business reported Adjusted EBITDA of $1.3 million for the fourth quarter of 2006, compared to $ 2.2 million for the same period last year.
For the year ended December 31, 2006, Supplies Distributors revenue was $245.0 million, a 3% decrease, compared to $252.9 million for 2005. Supplies Distributors business reported Adjusted EBITDA of $7.6 million for 2006, compared to $7.3 million for 2005.
eCOST.com Business:
For the fourth quarter of 2006, eCOST.com revenue was $21.1 million, compared to $40.5 million for the same period in 2005, which was prior to our February 1, 2006 merger. Adjusted EBITDA for eCOST.com in the quarter was a loss of $1.6 million, compared to a loss of $2.2 million for the same period last year.
For the period from February 1, 2006, when the merger closed, through December 31, 2006, eCOST.com revenue was $88.3 million. Adjusted EBITDA for eCOST.com during the same period was a loss of $9.7 million. For the twelve months ended December 31, 2005, eCOST.com reported revenue of $ 174.8 million and Adjusted EBITDA loss of $ 9.6 million.

While the eCOST.com business declined in terms of top line results, the overall health and outlook of the business is improved from its operations prior to the merger. However, given the smaller business size, and the capital infusion into the business to support eCOST.com’s operating loss in 2006, PFSweb was required to adjust the goodwill value of eCOST.com, which resulted in a non-cash charge of $3.5 million during the fourth quarter of 2006.
For eCOST.com’s selected operating data for the quarter and eleven months ended December 31, 2006 and quarter and year ended December 31, 2005, please see the table below.
Layton continued, “In 2006, our operating results for our Service Fee Business continued to experience top and bottom line growth. Through our continued efforts, eCOST.com improved operating performance and experienced a solid 2006 holiday season. As a result of the merger and our restructuring efforts, eCOST.com improved its Adjusted EBITDA in the December quarter by $0.6 million, compared to the same period in 2005. In 2007, we are looking to ramp up the sales and marketing efforts for eCOST.com to grow revenue and improve financial performance. In addition, we anticipate recognizing the cost savings previously described as one of the benefits of the merger, though a portion of such originally targeted savings will be dependent on sales volumes.”
Financial Guidance for Fiscal Year 2007
As a result of the turnaround efforts for eCOST.com and new contracts signed in 2006 for the Service Fee Business, PFSweb is currently targeting total consolidated revenues, excluding pass-through revenues, of approximately $420 million to $435 million and consolidated Adjusted EBITDA of $8 – $10 million for 2007. Capital expenditures for 2007 are estimated to be approximately $3 — $5 million, excluding costs related to the implementation of new business contracts for the Service Fee Business. Achieving these targets will appropriately reflect the significant improvement in operations from eCOST.com and continued strong performance from our Service Fee and Supplies businesses on a year-over-year basis.
Significant operating events for Fourth Quarter of 2006 and 2007 year to date:
•	PFSweb substantially completed its integration of eCOST.com in time for the 2006 holiday season, which included cost cutting measures, and implementing its world-class technology platform and customer service capabilities to support eCOST.com.

•	PFSweb enhanced its Entente SuiteTM with the introduction of EntentePartnerConnect™, a data repository and retrieval service for providing its clients with access to comprehensive rich product and service information across a wide variety of product and service categories. Information provided through EntentePartnerConnect™ is aggregated from multiple sources including business partners such as Etilize that specialize in creating rich product content in specific categories. EntentePartnerConnect™ is initially available to PFSweb clients using our EntenteWeb hosted web service and GlobalMerchant Commerceware platform including eCOST.com. This enhancement will provide eCOST.com as well as Service Fee business clients the opportunity to minimize their inventory obsolescence risks.

•	eCOST.com launched a redesigned website that offers customers easier navigation and an enhanced list of products to find the latest deals. Through the rich product content subscription agreement with Etilize and leveraging PFSweb’s EntentePartnerConnect™, eCOST.com has enhanced its ability to update new products on its site.

•	PFSweb’s Service Fee Business launched logistics and order fulfillment services in Canada for Katun Corporation, a leading global alternative supplier to the office equipment industry.

•	The Service Fee Business announced a new five-year agreement with LEGO Brand Retail, Inc., one of the world’s largest toy manufacturers and a global leader in construction toys. PFSweb will support order fulfillment through Lego’s direct to consumer online store, www.shop.lego.com.

•	The Service Fee Business announced an agreement with Fathead, LLC, a provider of professionally licensed, life-sized sports wall graphics, whereby PFSweb provides an order processing, fulfillment and customer care solutions.

•	The Service Fee Business launched a customized order management and logistics solution for Riverbed Technology, a performance leader in wide-area data services (WDS) solutions. This solution utilizes PFSweb’s distribution facility in Memphis, TN, advanced order management systems, supply chain and transportation management applications and warehouse management systems.

•	PFSweb’s Service Fee Business also increased its capacity to manage new and expanded agreements by:
o	Opening an expanded Canadian facility in Eastern Toronto to support existing and new client growth. The new facility is 22,000 square feet and will allow for implementation of expanded or new customer contracts.

o	Expanding PFSweb’s North American headquarters in Texas and Memphis, TN distribution center by a combined 170 call seats, for a total of 480 call seats at the two facilities. The Plano headquarters now features a 40,000 square foot customer care facility.

o	Opened a new 6,500 square foot facility in Manila, Philippines, with a dedicated staff of highly trained customer service representatives to supplement PFSweb’s existing call center operations in the U.S. The facility will initially be used to support certain functions for eCOST.com. Also located at the facility will be an expanded staff of web development professionals. The additional capacity will increase PFSweb’s ability to quickly address development plans for its web commerce capabilities for both eCOST.com and its service clients.
•	PFSweb recently completed renewals, extensions or amendments on all asset based financing facilities for all of its business units with terms that are similar to or improved from prior agreements. These extensions range from one to two years.
Michael Willoughby, President of Priority Fulfillment Services, stated, “We have signed agreements with several recognizable brands over the past several months, including Lego, Riverbed Technology, Katun and Fathead. We believe partnering with these leading companies further underscores our position as a major player in the business process outsourcing industry and the high level of services we are able to provide our customers. These new contracts are either already operational or in the process of being implemented in the U.S. and Canada. To implement these contracts, support the expansion of existing agreements, and support potential new contracts, we recently announced increased capacity at our U.S. and Canadian facilities. While we are pleased with the new business we have signed recently, we are aggressively looking to continue to grow our Service Fee Business and have taken the needed steps to fully support these efforts.”
Conference Call Information
Management will host a conference call at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) on April 2, 2007 to discuss the latest corporate developments and results. To listen to the call, please dial 888-200-2794 and enter the pin number (8611715) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the company’s website, www.pfsweb.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.
A digital replay of the conference call will be available through May 2nd at 877-519-4471, pin number (8611715). The replay also will be available at the company’s web site for a limited time.
Non-GAAP Financial Measures
This news release contains the non-GAAP measures EBITDA and adjusted EBITDA.
EBITDA represents earnings (or losses) before interest, taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, merger integration related expenses, a loss on sales transaction to a former eCOST.com customer, goodwill impairment and relocation-related costs. EBITDA and Adjusted EBITDA are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA and Adjusted EBITDA eliminates the effect of financing, income taxes, the accounting effects of capital spending, stock-based compensation, merger related expenses and certain other expenses which items may vary from different companies for reasons unrelated to overall operating performance.
For 2005, prior to our merger, a reconciliation of eCOST.com’s net loss to EBITDA and Adjusted EBITDA is as follows:

	Three Months	Twelve Months
	Ended	Ended
	December 31,	December 31,
	2005	2005
Net loss	$(4,840)	$(18,238)
Income tax provision	—	5,350
Interest income, net	(17)	(156)
Depreciation and amortization	139	471

EBITDA	$(4,718)	$(12,573)
Stock-based compensation	125	500
Loss on sales transaction to former eCOST customer	1,272	1,272
Merger related expenses	1,153	1,153

Adjusted EBITDA	(2,168)	$ $(9,648)

Merchandise Sales
Merchandise sales represent the estimated value of all fulfillment activity that flows through PFSweb including whether or not PFSweb is the seller of the merchandise or records the full amount of such sales on its financial statements, excluding service fee revenues that PFSweb might recognize for the underlying sales transactions. PFSweb uses merchandise sales as an operating metric to allow investors to gain a more thorough understanding of its business and business volume, in addition to GAAP net revenue.
About PFSweb, Inc.
PFSweb develops and deploys integrated business infrastructure solutions and fulfilment services for Fortune 1000, Global 2000 and brand name companies, including third party logistics, call center support and e-commerce services. The company serves a multitude of industries and company types, including such clients as LEGO, Riverbed, Fathead, CHiA’SSO, FLAVIA® Beverage Systems, Hewlett-Packard, International Business Machines, Hawker Beechcraft Corp., formerly Raytheon Aircraft Company, Rene Furterer USA, Roots Canada Ltd., The Smithsonian Institution and Xerox.
Through its wholly owned eCOST.com subsidiary, PFSweb also serves as a leading multi-category online discount retailer of high-quality new, “close-out” and manufacturer recertified brand-name technology and consumer electronics for consumers and small to medium size business buyers. The eCOST.com brand markets more than 100,000 different products from leading manufacturers such as Apple, Canon, Citizen, Denon, Hewlett-Packard, Nikon, Onkyo, Seiko, Sony, and Toshiba primarily over the Internet and through direct marketing.
To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit the company’s websites at http://www.pfsweb.com and http://www.ecost.com.
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2006 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report and the Risk Factors described therein. These factors include: our ability to retain and expand relationships with existing clients and attract and implement new clients; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients’ projections or transaction volume or product sales; our dependence upon our agreements with IBM; our dependence upon our agreements with our major clients; our client mix, their business volumes and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the market for our services; trends in e-commerce; whether we can continue and manage growth; changes in the trend toward outsourcing; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer and supplier concentration of our business; the unknown effects of possible system failures and rapid changes in technology; trends in government regulation both foreign and domestic; foreign currency risks and other risks of operating in foreign countries; potential litigation; our dependency on key personnel; the impact of new accounting standards and rules regarding revenue recognition, stock options and other matters; changes in accounting rules or the interpretations of those rules; our ability to raise additional capital or obtain additional financing; our ability and the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; relationship with and our guarantees of certain of the liabilities and indebtedness of our subsidiaries; whether outstanding warrants issued in a prior private placement will be exercised in the future; the transition costs resulting from our merger with eCOST; our ability to successfully integrate eCOST into our business to achieve the anticipated benefits of the merger: eCOST’s potential indemnification obligations to its former parent; eCOST’s ability to maintain existing and build new relationships with manufacturers and vendors and the success of its advertising and marketing efforts; eCOST’s ability to increase its sales revenue and sales margin and improve operating efficiencies and eCOST’s ability to generate projected cash flows to support the fair value of its intangible assets. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
(Tables Follow)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations (A)
(In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Product revenue, net	$80,864	$63,550	$333,311	$252,902
Service fee revenue	19,375	15,509	67,056	60,783
Pass-through revenue	8,758	4,371	22,886	17,972

Total revenues	108,997	83,430	423,253	331,657

Costs of revenues:
Cost of product revenue	75,719	58,933	311,417	235,584
Cost of service fee revenue	14,685	11,737	49,274	45,597
Pass-through cost of revenue	8,758	4,371	22,886	17,972

Total costs of revenues	99,162	75,041	383,577	299,153

Gross profit	9,835	8,389	39,676	32,504

Selling, general and administrative expenses	10,824	7,148	44,290	30,505
Stock-based compensation	214	14	899	16
Merger integration expense	365	—	1,495	—
Amortization of identifiable intangibles	194	—	749	—
Goodwill impairment	3,507	—	3,507	—

Total operating expenses	15,104	7,162	50,940	30,521

Income (loss) from operations	(5,269)	1,227	(11,264)	1,983
Interest expense, net	607	404	2,112	1,729

Loss before income taxes	(5,876)	823	(13,376)	254
Income tax expense	574	357	1,154	1,001

Net loss	$(6,450)	$466	$(14,530)	$(747)

Net loss per share:
Basic	$(0.14)	$0.02	$(0.34)	$(0.03)

Diluted	$(0.14)	$0.02	$(0.34)	$(0.03)

Weighted average number of shares outstanding:
Basic	46,461	22,526	42,762	22,394

Diluted	46,461	24,041	42,762	22,394

EBITDA (B)	$(3,226)	$2,732	$(3,788)	$8,095

Adjusted EBITDA (B)	$860	$2,746	$2,502	$9,492

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K and 10-K/A for the year ended December 31, 2006.

(B)	A reconciliation of Net loss to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net loss	$(6,450)	$466	$(14,530)	$(747)
Income tax provision	574	357	1,154	1,001
Interest expense, net	607	404	2,112	1,729
Depreciation and amortization	2,043	1,505	7,476	6,112

EBITDA	$(3,226)	$2,732	$(3,788)	$8,095
Stock-based compensation	214	14	899	16
Loss on sales transaction to former eCOST customer	—	—	389	—
Merger related integration expenses	365	—	1,495	—
Goodwill impairment	3,507	—	3,507	—
Relocation-related costs	—	—	—	1,381

Adjusted EBITDA	860	$$2,746	$2,502	$9,492

PFSweb, Inc. and Subsidiaries
Consolidated Balance Sheets
(In Thousands, Except Share Data)

	December 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,066	$13,683
Restricted cash	2,653	2,077
Accounts receivable, net of allowance for doubtful accounts of $2,352 and $484 at December 31, 2006 and December 31, 2005, respectively	48,717	44,556
Inventories, net of reserves of $2,987 and $1,539 at December 31, 2006 and 2005, respectively	47,670	43,654
Other receivables	10,774	9,866
Prepaid expenses and other current assets	3,531	3,213

Total current assets	128,411	117,049

PROPERTY AND EQUIPMENT, net	12,884	13,040
RESTRICTED CASH	—	150
IDENTIFIABLE INTANGIBLES	6,647	—
GOODWILL	15,362	—
OTHER ASSETS	848	1,487

Total assets	$164,152	$131,726

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$23,802	$21,626
Trade accounts payable	61,972	60,053
Accrued expenses	21,934	12,011

Total current liabilities	107,708	93,690

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	6,076	6,289
OTHER LIABILITIES	1,528	1,813

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized; 46,553,752 and 22,613,314 shares issued at December 31, 2006 and December 31, 2005, respectively; and 46,467,452 and 22,527,014 outstanding at December 31, 2006 and December 31, 2005, respectively	47	23
Additional paid-in capital	91,302	58,736
Accumulated deficit	(44,354)	(29,824)
Accumulated other comprehensive income	1,930	1,084
Treasury stock at cost, 86,300 shares	(85)	(85)

Total shareholders’ equity	48,840	29,934

Total liabilities and shareholders’ equity	$164,152	$131,726

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
for the Three Months Ended December 31, 2006
(In Thousands)

		Supplies
	PFSweb	Distributors	ECOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$59,780	$21,084	$—	$80,864
Service fee revenue	19,375	—	—	—	19,375
Service fee revenue, affiliate	2,103	—	—	(2,103)	—
Pass-through revenue	8,901	—	—	(143)	8,758

Total revenues	30,379	59,780	21,084	(2,246)	108,997

COSTS OF REVENUES:
Cost of product revenue	—	56,093	19,626	—	75,719
Cost of service fee revenue	15,258	—	—	(573)	14,685
Pass-through cost of revenue	8,901	—	—	(143)	8,758

Total costs of revenues	24,159	56,093	19,626	(716)	99,162

Gross profit	6,220	3,687	1,458	(1,530)	9,835

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,770	2,437	3,147	(1,530)	10,824
STOCK-BASED COMPENSATION	214	—	—	—	214
MERGER INTEGRATION EXPENSE	—	—	365	—	365
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	194	—	194
GOODWILL IMPAIRMENT	—	—	3,507	—	3,507

Total operating expenses	6,984	2,437	7,213	(1,530)	15,104

Income (loss) from operations	(764)	1,250	(5,755)	—	(5,269)
INTEREST EXPENSE (INCOME), NET	(13)	623	(3)	—	607

Income (loss) before income taxes	(751)	627	(5,752)	—	(5,876)

INCOME TAX PROVISION (BENEFIT)	328	246	—	—	574

NET INCOME (LOSS)	$(1,079)	$381	$(5,752)	$—	$(6,450)

EBITDA	$995	$1,254	$(5,475)	$—	$(3,226)

Adjusted EBITDA	$1,209	$1,254	$(1,603)	$—	$860

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

Net income (loss)	$(1,079)	$381	$(5,752)	$—	$(6,450)
Income tax expense (benefit)	328	246	—	—	574
Interest expense (income)	(13)	623	(3)	—	607
Depreciation and amortization	1,759	4	280	—	2,043

EBITDA	$995	$1,254	$(5,475)	$—	$(3,226)
Stock-based compensation	214	—	—	—	214
Merger integration related expenses	—	—	365	—	365
Goodwill impairment	—	—	3,507	—	3,507

Adjusted EBITDA	$1,209	$1,254	$(1,603)	$—	$860

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
for the Year Ended December 31, 2006
(In Thousands)

	PFSweb	Supplies Distributors	ECOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$244,979	$88,332	$—	$333,311
Service fee revenue	67,056	—	—	—	67,056
Service fee revenue, affiliate	8,518	—	—	(8,518)	—
Pass-through revenue	23,372	—	—	(486)	22,886

Total revenues	98,946	244,979	88,332	(9,004)	423,253

COSTS OF REVENUES:
Cost of product revenue	—	227,362	84,107	(52)	311,417
Cost of service fee revenue	51,813	—	—	(2,539)	49,274
Pass-through cost of revenue	23,372	—	—	(486)	22,886

Total costs of revenues	75,185	227,362	84,107	(3,077)	383,577

Gross profit	23,761	17,617	4,225	(5,927)	39,676

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	25,592	10,003	14,622	(5,927)	44,290
STOCK-BASED COMPENSATION	899	—	—	—	899
MERGER INTEGRATION EXPENSE	—	—	1,495	—	1,495
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	749	—	749
GOODWILL IMPAIRMENT	—	—	3,507	—	3,507

Total operating expenses	26,491	10,003	20,373	(5,927)	50,940

Income (loss) from operations	(2,730)	7,614	(16,148)	—	(11,264)
INTEREST EXPENSE (INCOME), NET	(111)	2,215	8	—	2,112

Income (loss) before income taxes	(2,619)	5,399	(16,156)	—	(13,376)

INCOME TAX PROVISION (BENEFIT)	(883)	2,037	—	—	1,154

NET INCOME (LOSS)	$(1,736)	$3,362	$(16,156)	$—	$(14,530)

EBITDA	$3,690	$7,625	$(15,103)	$—	$(3,788)

Adjusted EBITDA	$4,589	$7,625	$(9,712)	$—	$2,502

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

Net income (loss)	$(1,736)	$3,362	$(16,156)	$—	$(14,530)
Income tax expense (benefit)	(883)	2,037	—	—	1,154
Interest expense (income)	(111)	2,215	8	—	2,112
Depreciation and amortization	6,420	11	1,045	—	7,476

EBITDA	$3,690	$7,625	$(15,103)	$—	$(3,788)
Stock-based compensation	899	—	—	—	899
Loss on sales transaction to former eCOST customer	—	—	389	—	389
Merger integration related expenses	—	—	1,495	—	1,495
Goodwill impairment	—	—	3,507	—	3,507

Adjusted EBITDA	$4,589	$7,625	$(9,712)	$—	$2,502

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of December 31, 2006
(In Thousands)

		Supplies
	PFSweb	Distributors	ECOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,691	$2,021	$1,354	$—	$15,066
Restricted cash	196	2,249	208	—	2,653
Accounts receivables, net	18,667	27,306	3,023	(279)	48,717
Inventories, net	—	41,552	6,118	—	47,670
Other receivables	147	10,627	—	—	10,774
Prepaid expenses and other current assets	1,995	1,454	82	—	3,531

Total current assets	32,696	85,209	10,785	(279)	128,411

PROPERTY AND EQUIPMENT, net	12,617	40	227	—	12,884
NOTE RECEIVABLE FROM AFFILIATE	17,145	—	—	(17,145)	—
INVESTMENT IN AFFILIATE	37,049	—	—	(37,049)	—
IDENTIFIABLE INTANGIBLES	—	—	6,647	—	6,647
GOODWILL	—	—	15,362	—	15,362
OTHER ASSETS	722	—	126	—	848

Total assets	$100,229	$85,249	$33,147	$(54,473)	$164,152

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$10,252	$13,550	$—	$—	$23,802
Trade accounts payable	6,531	48,770	6,950	(279)	61,972
Accrued expenses	10,902	7,398	3,634	—	21,934

Total current liabilities	27,685	69,718	10,584	(279)	107,708

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS,
less current portion	6,076	—	—	—	6,076
NOTE PAYABLE TO AFFILIATE	—	6,505	10,640	(17,145)	—
OTHER LIABILITIES	1,528	—	—	—	1,528
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	47	—	19	(19)	47
Capital contributions	—	1,000	—	(1,000)	—
Additional paid-in capital	91,302	—	28,060	(28,060)	91,302
Retained earnings (accumulated deficit)	(28,254)	5,865	(16,156))	(5,809)	(44,354)
Accumulated other comprehensive income	1,930	2,161	—	(2,161)	1,930
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	64,940	9,026	11,923	(37,049)	48,840

Total liabilities and shareholders’ equity	$100,229	$85,249	$33,147	$(54,473)	$164,152

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
for the Three Months Ended December 31, 2005
(In Thousands)

		Supplies
	PFSweb	Distributors	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$63,550	$—	$63,550
Service fee revenue	15,509	—	—	15,509
Service fee revenue, affiliate	2,247	—	(2,247)	—
Pass-through revenue	4,453	—	(82)	4,371

Total revenues	22,209	63,550	(2,329)	83,430

COSTS OF REVENUES:
Cost of product revenue	—	58,933	—	58,933
Cost of service fee revenue	12,440	—	(703)	11,737
Pass-through cost of revenue	4,453	—	(82)	4,371

Total costs of revenues	16,893	58,933	(785)	75,041

Gross profit	5,316	4,617	(1,544)	8,389
Selling, general and administrative expenses	6,248	2,444	(1,544)	7,148
Stock-based compensation	14	—	—	14

Total operating expenses	6,262	2,444	(1,544)	7,162
Income (loss) from operations	(946)	2,173	—	1,227
INTEREST EXPENSE (INCOME), NET	(80)	484	—	404

Income (loss) before income taxes	(866)	1,689	—	823

INCOME TAX PROVISION (BENEFIT)	(444)	801	—	357

NET INCOME (LOSS)	$(422)	$888	$—	$466

EBITDA	$559	$2,173	$—	$2,732

Adjusted EBITDA	$573	$2,173	$—	$2,746

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

Net income (loss)	$(422)	$888	$—	$466
Income tax expense (benefit)	(444)	801	—	357
Interest expense (income)	(80)	484	—	404
Depreciation and amortization	1,505	—	—	1,505

EBITDA	$559	$2,173	—	$2,732
Stock-based compensation	14	—	—	14

Adjusted EBITDA	$573	$2,173	$—	$2,746

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
for the Year Ended December 31, 2005
(In Thousands)

		Supplies
	PFSweb	Distributors	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$252,902	$—	$252,902
Service fee revenue	60,783	—	—	60,783
Service fee revenue, affiliate	8,883	—	(8,883)	—
Pass-through revenue	18,217	—	(245)	17,972

Total revenues	87,883	252,902	(9,128)	331,657

COSTS OF REVENUES:
Cost of product revenue	—	235,584	—	235,584
Cost of service fee revenue	48,385	—	(2,788)	45,597
Pass-through cost of revenue	18,217	—	(245)	17,972

Total costs of revenues	66,602	235,584	(3,033)	299,153

Gross profit	21,281	17,318	(6,095)	32,504
Selling, general and administrative expenses	26,556	10,044	(6,095)	30,505
Stock-based compensation	16	—	—	16

Total operating expenses	26,572	10,044	(6,095)	30,521
Income (loss) from operations	(5,291)	7,274	—	1,983
INTEREST EXPENSE (INCOME), NET	(273)	2,002	—	1,729

Income (loss) before income taxes	(5,018)	5,272	—	254

INCOME TAX PROVISION (BENEFIT)	(1,056)	2,057	—	1,001

NET INCOME (LOSS)	$(3,962)	$3,215	$—	$(747)

EBITDA	$821	$7,274	$—	$8,095

Adjusted EBITDA	$2,218	$7,274	$—	$9,492

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows :

Net income (loss)	$(3,962)	$3,215	$—	$(747)
Income tax expense (benefit)	(1,056)	2,057	—	1,001
Interest expense (income)	(273)	2,002	—	1,729
Depreciation and amortization	6,112	—	—	6,112

EBITDA	$821	$7,274	—	$8,095
Stock-based compensation	16	—	—	16
Relocation-related costs	1,381	—	—	1,381

Adjusted EBITDA	$2,218	$7,274	$—	$9,492

eCOST.com, Inc.
Selected Operating Data

	Three Months Ended
	December 31,
	2006	2005
Total customers (1)	1,645,645	1,415,055

Active customers (2)	287,601	467,760

New customers (3)	29,915	71,066

Number of orders (4)	74,770	114,928

Average order value (5)	$272	$374

Advertising expense (6)	$438,000	$1,378,000

Cost to acquire a new customer	$14.63	$19.39

(1)	Total customers have been calculated as the cumulative number of customers for which orders have been taken from eCOST.com’s inception to the end of the reported period.

(2)	Active customers consist of the approximate number of customers who placed orders during the 12 months prior to the end of the reported period.

(3)	New customers represent the number of persons that established a new account and placed an order during the reported period.

(4)	Number of orders represents the total number of orders shipped during the reported period (not reflecting returns).

(5)	Average order value has been calculated as gross sales divided by the total number of orders during the period presented. The impact of returns is not reflected in average order value.

(6)	Advertising expense includes the total dollars spent on advertising during the reported period, including Internet, direct mail, print and e-mail advertising, as well as customer list enhancement services.
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